[Information omitted from Schedule A is not material and is the type of information that the company treats as confidential.]

Sales and Marketing Agreement Between Vertiv and Tecogen Regarding Data Center Cooling

This Sales and Marketing (“Agreement”) effective as of March 1st, 2025 (“Effective Date”), serves as the basis for negotiations for a definitive supply agreement between Vertiv Corporation, an Ohio corporation with a place of business at 505 North Cleveland Avenue, Westerville, Ohio 43082, USA, (“Vertiv”) and Tecogen Inc., a Delaware corporation having a place of business at 76 Treble Cove Road, Building 1, Massachusetts, 01862 (“Tecogen”). Vertiv and Tecogen are also referred to in this Agreement as the “Parties” or individually as a “Party.”

1.Sales and Marketing of Tecogen Product for Data Center Cooling Applications

1.1.The Parties intend to enter into a definitive supply agreement (“Supply Agreement”) whereby Vertiv may submit orders to Tecogen and Tecogen will accept such orders for the purpose of designing, assembling, manufacturing, and shipping Tecogen DTx chiller product solutions (“Products”) for sale to Vertiv or its customers for use in the data center market as described in paragraphs 1.2 to 1.14 hereof. The Parties further acknowledge and agree that the purpose of this Agreement is to set forth the initial terms and conditions under which they intend to proceed with the mutual transactions, and that the final terms and conditions will be subject to the negotiation and execution of the definitive Supply Agreement.

1.2.The Products will be produced in accordance with established quality, technical and qualification requirements.

1.3.Vertiv shall establish a budget for marketing activities related to Products and shall use commercially reasonable efforts to achieve annual sales of Products in an amount not less than the amount identified on Schedule A attached hereto (the “Sales and Marketing Threshold”).
1.4.During the term of this Agreement Vertiv shall have (i) exclusive rights to market Products for use at data centers outside the United States and its territories and possessions (the “US”), and (ii) non-exclusive rights to market Products within the US. Vertv will have the ability to gain exclusive rights in the US if Vertiv achieves the Slaes and Marketing Threshold.

1.5.Tecogen shall provide Vertiv with reasonable volume discounts to be agreed for purchases of significant volumes of Tecogen Products.

1.6.Vertiv will also use commercially reasonable efforts during the term of this agreement to assist Tecogen in obtaining components and supplies for the manufacture of Products on favorable terms, including through the purchase of supplies with the assistance of Vertiv or by Vertiv on behalf of Tecogen through Vertiv’s supplier relationships.

1.7.Vertiv shall directly coordinate orders through its corporate offices in Columbus, Ohio. No orders shall be initiated by a local sales office. Once an order is initiated by Vertiv’s corporate office, Tecogen may work with the local Vertiv sales offices to fulfill the order.

1.8.Tecogen shall provide technical support, documentation and training to assist Vertiv with all facets of the Products. Tecogen shall provide the staff at Vertiv’s locations for initial training followed by biannual training sessions on the Products, Product configurations and case-studies.

1.9.Vertiv shall provide Tecogen with updates regarding technical issues related to the Products on a quarterly basis or as needed.

1.10.Tecogen shall perform factory witness and/or on-site start-up tests for Vertiv staff and/or its customers as required by Vertiv.

1.11.Tecogen agrees to arrange for Vertiv staff to visit its manufacturing plants in the US.

1.12.The Parties shall each appoint one (1) person to serve as the primary contact to address any issues that may arise under the Agreement.

1.13.The Parties acknowledge and agree that cooperation in good faith between the Parties is integral to ensure the success of this collaborative effort.

1.14.This collaboration implies no obligations to either party except the ones listed in this Agreement, and there are no termination penalties, whichever the cause.

2.Pricing

2.1    Pending the execution of a definitive Supply Agreement, the Parties shall agree on a case by case basis for the pricing and payment terms for purchases of Products by Vertiv.

2.2    If Vertiv manufactures and sells Products, Vertiv shall pay Tecogen a royalty to be agreed in the definitive Supply Agreement.

3.Delivery and Risk of Loss

3.1.Tecogen shall deliver Products to Vertiv or its customer with title transferring to Vertiv or its customer at Tecogen’s factory. Tecogen shall arrange and handle the shipments of Products to Vertiv or Vertiv’s customer and insurance shall be provided by the shipper. Shipping costs will be part of the quotation provided by Tecogen. Vertiv shall have the right to approve each shipment and its terms, including insurance.

3.2.Vertiv shall not be obligated hereunder to purchase any Products and shall have no minimum purchase requirement.

4.Payment.

4.1.The Parties agree that the definitive Agreement will contain payment terms that are negotiated in good faith and mutually agreeable to the Parties.

5.Warranty

5.1.Sales of Products to Vertiv shall include Tecogen’s Standard Warranty, and to the extent that Tecogen provides any services to or on behalf of Vertiv, such services will be performed in a competent, diligent, and professional workmanlike manner free from defect.

6.Intellectual Property

6.1.Definitions:

6.1.1.“Intellectual Property” means Technology and Intellectual Property Rights.

6.1.2.“Intellectual Property Rights” means any and all right, title and interests in Technology, copyright, patent rights, trademark and service mark rights, trade secret rights, trade dress rights, character rights, artistic and moral rights, and any and all other proprietary rights of any kind whatsoever, together with associated registration rights and rights to sue for and collect damages for any infringement or violation of any of the foregoing.

6.1.3.“Technology” means any research and development information, unpatented inventions, know-how, trade secrets, technical data, engineering drawings, schematics, user guides, technical specifications, software code, test and qualification documentation safety guidelines and manuals, operation manuals and guides, designs, plans and procedures, and any related information.

6.2.Except as for the license provided in section 6.3 below, each Party will retain sole and exclusive ownership of their respective Intellectual Property and no other license or sublicense is provided except as explicitly set forth herein.

6.3.The Parties will negotiate in good faith to establish terms and conditions for the grant by Tecogen to Vertiv of a royalty-bearing, non-exclusive license, to use Tecogen’s Intellectual Property to make, have made, use, sell, offer to sell, sell for importation, import, export, lease, dispose of, and otherwise commercially exploit the Products and practice the Technology in connection with the Products in markets where Vertiv holds rights to market and sell Products.

7.Confidentiality

7.1.The Parties have executed a Mutual Confidentiality Agreement dated September 17th 2024.

8.Term and Termination

8.1.This Agreement commences on the Effective Date and will continue for two (2) years (“Term”). This Agreement may be extended through a written amendment mutually agreed upon by both parties. If the parties determine, at any time before the end of the Term of this Agreement, that they will not be able to reach a definitive supply agreement, either party may terminate this Agreement by providing written notice to the other. This Agreement will terminate automatically upon execution of a definitive supply agreement.

9.Transfer of Control of Tecogen or its Business

9.1.The definitive Supply Agreement will contain provisions obligating Tecogen to provide reasonable notice to Vertiv and enter into good faith negotiations with Vertiv in the event that Tecogen desires to consider a proposal to transfer to an unaffiliated party all or substantially all of Tecogen’s assets or a controlling interest in Tecogen, or if Tecogen becomes aware that any persons or entities with a controlling interest in Tecogen propose to transfer a controlling interest in Tecogen to a third party.

10.Additional Information

10.1.The Parties understand that Tecogen may be required to file this Agreement and a definitive Supply Agreement with the US Securities and Exchange Commission. The Parties will jointly develop announcements or information releases concerning the agreement, or any part thereof, to any third party, member of the public, or press. The Parties acknowledge and agree that the release of such public or press announcements will be mutually agreed upon.

10.2.EXCEPT WITH RESPECT TO THE RIGHTS AND OBLIGATIONS OF THE PARTIES BASED UPON THEIR RESPECTIVE INTELLECTUAL PROPERTY AND CONFIDENTIALITY OBLIGATIONS, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, REVENUE, OR BUSINESS OPPORTUNITIES, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE FAILURE TO CONSUMMATE A DEFINITIVE SUPPLY AGREEMENT ENVISIONED HEREIN, WHETHER SUCH LIABILITY IS ASSERTED IN CONTRACT, STRICT LIABILITY, NEGLIGENCE, OR OTHER LEGAL OR EQUITABLE THEORY.

10.3.This Agreement constitutes a non-binding expression of the present intentions of the Parties. Neither this Agreement nor any of its provisions creates, is intended to create, or in any manner can be interpreted or construed to create, any legally binding obligations, except for the provisions of Paragraphs 1.1 – 1.7, 6.2, 7.1 and 8.1 hereof, which are intended to be, and are, binding.

10.4.The terms of this Agreement may be modified or waived only by a separate writing signed by each of the Parties that expressly modifies or waives any such term.

10.5.This Agreement will be construed in accordance with and governed by the laws of the State of Ohio, United States of America (without regard to the choice of law provisions thereof).

10.6.This Agreement may be signed in any number of original counterparts, each of which shall be an original, with the same effect as if each of the signatures were on the same instrument.

10.7.This Agreement records the intent of the Parties to proceed with the Supply Agreement contemplated herein. Completion and implementation is subject to execution of mutually acceptable detailed documentation to implement all features of the purchase and sale of the Products.

10.8.This Agreement, together with the Mutual Confidentiality Agreement, between the Parties dated September 17th 2024 constitutes the entire agreement between the Parties and supersedes all previous memorandums of understanding, agreements, promises, proposals, representations, understandings, and negotiations (whether written or oral) strictly with respect to sales and marketing of Products.

In witness whereof, the Parties have caused this Agreement to be executed by their respective authorized representatives as of the Effective Date first set forth above.

VERTIV CORPORATION TECOGEN INC.

Signed: /s/ John Niemann             Signed: /s/ Abinand Rangesh

Print Name: John Niemann             Print Name: Abinand Rangesh

Title: Senior Vice President,                Title: CEO
Thermal BU

Date: February 28, 2025                 Date: February 28, 2025

SCHEDULE A

to Sales and Marketing Agreement effective as of March 1, 2025 by and between Vertiv Corporation and Tecogen Inc.

[ *** (text omitted)]